Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 18, 2026

Medallion Financial Corp.

437 Madison Avenue, 38th Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Medallion Financial Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale by the Company from time to time of (i) shares of common stock, $0.01 par value per share (“Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company, (iii) debt securities (the “Debt Securities”), (iv) subscription rights to purchase Common Stock (the “Subscription Rights”) and (v) warrants to purchase Common Stock, warrants to purchase Preferred Stock and warrants to purchase Debt Securities (collectively, the “Warrants”). The Debt Securities are to be issued pursuant to one or more indentures (the “Indenture”) to be entered into between the Company and Wilmington Trust, National Association, as trustee.

We have examined copies of (i) the Registration Statement, (ii) the Company’s Restated Certificate of Incorporation, as amended to date (the “Restated Certificate of Incorporation”), and the Company’s Fourth Amended and Restated By-Laws, (iii) the form of the Indenture and (iv) such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, our opinion in paragraph (1) below that the Company is validly existing as a corporation in good standing under the laws of the State of Delaware is based solely upon our review of a recent Certificate of Good Standing issued by the Secretary of State of Delaware.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

BRUSSELS CHICAGO DALLAS FRANKFURT HAMBURG HOUSTON  LONDON LOS ANGELES

MILAN MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Medallion Financial Corp.

June 18, 2026

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.

When (i) the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the trustee and the Company, (ii) the specific terms of a Debt Security have been duly authorized and established in accordance with the Indenture and supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Indenture and the underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3.

Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters by the Board of Directors of the Company (the “Board of Directors”) in accordance with the Company’s Restated Certificate of Incorporation and (ii) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the

Medallion Financial Corp.

June 18, 2026

issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.

When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of the Debt Securities or the Preferred Stock or exercise of Subscription Rights or Warrants, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities, Preferred Stock, Subscription Rights or Warrants, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable.

5.

When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

6.

When (i) the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the subscription rights agreement or agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company and (iii) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the purchase, underwriting or similar agreement, the Subscription Rights will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Medallion Financial Corp.

June 18, 2026

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

This opinion is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP